UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2026 (May 12, 2026)

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41379	87-2764212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor
Boston, MA 02116

(Address of principal executive offices, including zip code)

(617) 986-6744

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2026, DraftKings Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The following matters were voted upon at the Annual Meeting:

1.	To elect eleven directors to the Company’s board of directors;

2.	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To conduct a non-binding advisory vote on executive compensation.

The following are the final voting results for each of the matters voted upon at the Annual Meeting:

Election of directors:	For	Withheld	Broker Non-Votes
Jason D. Robins	4,168,928,107	59,568,095	106,790,054
Harry E. Sloan	4,130,345,045	98,151,157	106,790,054
Paul Liberman	4,224,788,643	3,707,559	106,790,054
Matthew Kalish	4,223,450,147	5,046,055	106,790,054
Woodrow H. Levin	4,150,740,190	77,756,012	106,790,054
Jocelyn Moore	4,224,416,762	4,079,440	106,790,054
Ryan R. Moore	4,219,590,022	8,906,180	106,790,054
Valerie Mosley	4,166,099,635	62,396,567	106,790,054
Steven J. Murray	4,223,658,519	4,837,683	106,790,054
Marni M. Walden	4,098,107,275	130,388,927	106,790,054
Gregory W. Wendt	4,218,140,387	10,355,815	106,790,054

Ratification of the appointment of BDO USA, P.C.:	For	Against	Abstain	Broker Non-Votes
	4,333,085,883	1,613,841	586,532	0

Non-binding advisory vote on executive compensation:	For	Against	Abstain	Broker Non-Votes
	4,107,553,941	120,320,383	621,878	106,790,054

Item 9.01 Financial Statements and Exhibits.

        (d)  Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTKINGS INC.

Dated: May 15, 2026	By:	/s/ R. Stanton Dodge
Name: R. Stanton Dodge
Title: Chief Legal Officer and Secretary